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                                                                    EXHIBIT 3.20

                                    BY-LAWS
                                      OF
                              LSB CHEMICAL CORP.

                                   ARTICLE I
                                   ---------

                                    Offices
                                    -------

Section 1. The name and address of the registered agent in Oklahoma is Irwin H.
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Steinhorn, 16 South Pennsylvania, Oklahoma City, and the principal office of this Corporation shall be located at Oklahoma City, Oklahoma, or such other place as the directors may designate.

Section 2. The Corporation may also have offices at such other places as the
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business of the Corporation requires.

                                  ARTICLE II
                                  ----------

                                Corporate Seal
                                --------------

Section 1. The corporate seal shall have inscribed thereon the name of the
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Corporation. the year, and the words "Corporate Seal, Oklahoma".

                                  ARTICLE III
                                  -----------

                            Shareholders' Meetings
                            ----------------------

Section 1. The annual meeting of the shareholders shall be held in the principal
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office of the Corporation. or at such other place as may be designated by the
Board of Directors.

Section 2. The annual meeting of the shareholders after this year shall. be held
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at 10:00 a.m. on the second Tuesday in April in each year, when they shall elect a Board of Directors and transact such other business as may be properly brought before the meeting.

Section 3. The holders of a majority of the outstanding stock entitled to vote,
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present in person or by proxy, shall constitute
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a quorum, except as otherwise provided by law, the Articles of Incorporation or by these By-Laws.

Section 4. At each meeting of the shareholders every share holder shall be
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entitled to vote in person, or by written proxy. Each shareholder shall have one vote for each share of stock entitled to vote, registered in his name on the books of the Corporation for a period of not less than twenty days prior to such meeting. All elections shall. be had and all questions decided by a majority vote of those present.

Section 5. Written notice of the annual meeting shall be mailed to each
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shareholder at least ten days prior to the meeting.

Section 6. Special meetings of the shareholders unless otherwise provided by
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statute, may be called by the President, and shall be called by the President at the request in writing of a majority of the Board of Directors or shareholders. Any such request shall state the purpose of the meeting.

Section 7. Written notice of all special meetings of the shareholders, stating
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the time. place and objects thereof, shall be mailed, at least five days before such meeting.

                                  ARTICLE IV
                                  ----------

                                   Directors
                                   ---------

Section 1. The property and business of this Corporation shall be managed by its
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Board of Directors, consisting of not less than three nor more than seven in number. They shall be elected at the annual meetings of the shareholders, and each director shall be

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elected to serve until his successor shall be elected and shall qualify.

Section 2. The directors may hold their meetings and keep the books of the
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Corporation at the principal office of the Corporation, or at such other place or places within. or without the State of Oklahoma as they may, from time to time, determine.

Section 3. In addition to the powers and authorities by these By-Laws expressly
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conferred upon them, the directors may exercise all such powers of the
Corporation and do all. such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws required to be done by the shareholders.

Section 4. Any director, whether elected by the shareholders or appointed by the
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directors, may be removed from office, with or without cause, at any time by the shareholders.

                                   ARTICLE V
                                   ---------

                           Compensation of Directors
                           -------------------------

Section 1. Directors, as such, shall not receive any stated salary for their
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services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting of the Board: provided that nothing herein shall. preclude any director from serving in any other capacity and receiving compensation therefor.

                                  ARTICLE VI
                                  ----------

                             Meeting of the Board
                             --------------------

Section 1. The annual meeting of the Board shall be held immediately following
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the annual meeting of the shareholders, and

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no notice of such meeting of the Board shall be necessary to the newly elected directors in order to legally constitute such meeting.

Section 2. Special meetings of the Board may be called by the President on three
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(3) days' notice to each director. Special meetings shall be called by the
President in like manner and on like notice on the written request of two (2) directors.

Section 3. At all meetings of the Board, a majority of the directors shall
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constitute a quorum and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may otherwise be specifically provided by statute, or by the Articles of Incorporation, or by these By-Laws.

                                  ARTICLE VII
                                  -----------

                                 The President
                                 -------------

Section 1. Either the Chief Executive Officer or President shall preside at all
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meetings of the shareholders and directors. The President shall have general and active management of the business of the Corporation in conjunction with the Chief Executive Officer. The President shall see that all orders and resolutions of the Board are carried out and shall in conjunction with the Chief Executive Officer have the general powers and duties of supervision and management usually vested in the office of President of a Corporation.

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                                 ARTICLE VIII
                                 ------------

                                Vice President
                                --------------

Section 1. Any of the Vice Presidents who may be available shall, in the absence
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or the disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the directors shall prescribe.

                                  ARTICLE IX
                                  ----------

                                 The Treasurer
                                 -------------

Section 1. The Treasurer shall have the custody of the corporate funds and
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securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the directors.

                                   ARTICLE X
                                   ---------

                                 The Secretary
                                 -------------

Section 1. The Secretary shall attend all sessions of the Board and all meetings
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of the shareholders and record all votes and the minutes of all meetings in a book to be kept for that purpose. he shall give, or cause to be given, notice of all meetings of the shareholders and of the directors, and shall perform such other duties as may be prescribed by the President or the directors, all subject to the supervision of the President.

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                                  ARTICLE XI
                                  ----------

                                   Vacancies
                                   ---------

Section 1. If the office of any director, or of any officer or agent, becomes
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vacant by reason of death, resignation, disqualification, removal from office, or otherwise, the directors may choose a successor who shall hold office for the unexpired terms in respect of which such vacancy occurred.

                                  ARTICLE XII
                                  -----------

                             Certificate of Stock
                             --------------------

Section 1. The certificate of stock of the Corporation shall be numbered and
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shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary.

                                 ARTICLE XIII
                                 ------------

                               Transfer of Stock
                               -----------------

Section 1. Transfer of stock shall be made on the books of the Corporation only
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by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor and a full and complete compliance with all of the terms and conditions set forth on such certificate, and in the Articles of Incorporation.

                                  ARTICLE XIV
                                  -----------

                            Registered Shareholders
                            -----------------------

Section 1. The Corporation shall be entitled to tr? at the holder of record of
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any share or shares as the holder and owner in fact

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thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall. have express or other notice thereof; except as may be otherwise expressly provided by law.

                                  ARTICLE XV
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                                  Fiscal Year
                                  -----------

Section 1. The fiscal year shall. be the twelve months ended December 31 of each
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year, unless otherwise determined by the directors.

                                  ARTICLE XVI
                                  -----------

                                   Dividends
                                   ---------

Section 1. Dividends upon the capital stock of the Corporation when earned, may
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be declared by the directors.

                                 ARTICLE XVII
                                 ------------

                                    Notices
                                    -------

Section 1. Whenever under any of the provisions of these By-Laws notice is
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required to be given to any director, officer or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by depositing the same in the United States mail, postage prepaid, addressed to such shareholder, officer, or director at such address as appears on the records of the Corporation, or in default of other address, to such director, officer or shareholder at the general post office in the capital city of the State of Oklahoma, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

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Section 2. Any shareholder, director or officer may waiver any notice required
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to be given under these By-Laws, or by statute, or the Articles of
Incorporation, to the extent permitted by law and by the Articles of Incorporation.

                                 ARTICLE XVIII
                                 -------------

                                  Amendments
                                  ----------

Section 1. There By-Laws may be amended, altered, repealed, or revised, at any
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meeting of the shareholders by an affirmative vote of a majority of common stock at any meeting at which there is a quorum present, or by an affirmative vote of a majority of the directors present at any meeting at which there is a quorum present, as the case may be; provided, however, that no change of the time or place for the election of directors shall be made within sixty days before the day on which such election is to be held, and that in case of any change of such time or place, notice thereof, shall be given to each shareholder entitled to vote, either in person or by letter mailed to his last known post office address, at least twenty days before the election is held.


DIRECTORS:                          /s/ Jack E. Golsen
                                    --------------------------------------------
                                    Jack E. Golsen


                                    /s/ Tony M. Shelby
                                    --------------------------------------------
                                    Tony M. Shelby


                                    /s/ David R. Goss
                                    --------------------------------------------
                                    David R. Goss

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